Exhibit 16.1

Grant Thornton LLP

2501 E. Enterprise Ave, Suite 300 P.O.

P.O. Box 1097

Appleton, WI 54912-1097
July 14, 2016

T 920.968.6700

F 920.968.6719

www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Cellectar Biosciences, Inc.

File No. 1-36598

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cellectar Biosciences, Inc. dated July 14, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd